Exhibit 10.1
CRONOS GROUP INC.
2020 OMNIBUS EQUITY INCENTIVE PLAN
ARTICLE I
GENERAL
1.1 Purpose
The purpose of the Cronos Group Inc. 2020 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”) is to help Cronos Group Inc., a corporation formed under the Business Corporations Act (Ontario) (“Cronos”): (1) attract, retain and motivate key employees (including prospective employees), non-employee directors and consultants; (2) align the interests of such persons with Cronos’ shareholders; and (3) promote ownership of Cronos’ equity. This Plan shall be effective for Awards granted effective on or after the Effective Date. Beginning on the Effective Date, no new awards shall be granted or awarded under the 2018 Amended and Restated Stock Option Plan or the 2015 Amended and Restated Stock Option Plan (together, the “Option Plans”) and the Cronos Group Inc. Employment Inducement Award Plan #1 (the “Employment Inducement Award Plan”). Awards granted under the Option Plans and the Employment Inducement Award Plan prior to the Effective Date shall remain outstanding under such plans in accordance with their terms and this Plan shall not affect the terms or conditions of any such award.
1.2 Definitions of Certain Terms
For purposes of this Plan, the following terms have the meanings set forth below:
1.2.1 “Acquisition Awards” has the meaning set forth in Section 1.6.1.
1.2.2 “Award” means an award made pursuant to the Plan.
1.2.3 “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee), executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.
1.2.4 “Board” means the Board of Directors of Cronos.

1.2.5 “Certificate” means a stock certificate or other appropriate document or evidence of ownership representing Common Shares.
1.2.6 “Change of Control” means:
(a) the consummation of any transaction or series of transactions, including any reorganization, recapitalization, statutory share exchange, consolidation, amalgamation, arrangement, merger or issue of voting shares in the capital of Cronos, the result of which is that any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, association, joint-stock company, estate, trust, organization, governmental authority or other entity of any kind or nature (“Person”), or group of Persons acting jointly or in concert for purposes of such transaction or series of transactions, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities in the capital of the entity resulting from such transaction or series of transactions or the entity that acquired all or substantially all of the business or assets of Cronos in a transaction or series of transactions described in paragraph (b) below (in each case, the “Surviving Company”) or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), measured by voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) rather than the number of securities (but shall not include the creation of a holding company or other transaction that does not involve any substantial change in the proportion of direct or indirect beneficial ownership of the voting securities of Cronos prior to the consummation of the transaction or series of transactions); provided that the exercise by Altria Summit LLC (or any of its affiliates as of the Effective Date) of the Purchased Warrant (as defined in the Subscription Agreement, by and among the Company, Altria Summit LLC and Altria Group, Inc., dated as of December 7, 2018) shall not constitute a Change of Control pursuant to this clause (a); provided further that in the event of a change of control of Altria Summit LLC, the Board has discretion to determine whether such change of control constitutes a Change of Control pursuant to this clause (a);
(b) the direct or indirect sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the business or assets of Cronos, taken as a whole, to any Person or group of Persons acting jointly or in concert for purposes of such transaction or series of transactions (other than to any affiliates of Cronos); or
(c) Incumbent Directors during any consecutive twelve (12) month period ceasing to constitute a majority of the Board (for the purposes of this paragraph, an “Incumbent Director” shall mean any member of the Board who is a member of the Board immediately prior to the occurrence of a contested election of directors of Cronos or any person becoming a director whose election or nomination for election was approved by a vote of at least two thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Cronos in which such person is named as a nominee for director, without written objection to such nomination)).
1.2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.8 “Committee” has the meaning set forth in Section 1.3.1.
1.2.9 “Common Shares” means the common shares in the capital of Cronos, no par value per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.
1.2.10 “Company” means Cronos and any Subsidiary, and any successor entity thereto.
1.2.11 “Consent” has the meaning set forth in Section 3.3.2.
1.2.12 “Consultant” means any individual (other than a non-employee Director), corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company.
1.2.13 “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.14 “Cronos” has the meaning set forth in Section 1.1.
1.2.15 “Director” means a member of the Board.
1.2.16 “Disability” means a physical or mental incapacity of the Grantee that has prevented the Grantee from performing the duties, with any accommodation required by applicable law, customarily assigned to the Grantee for 180 calendar days, whether or not consecutive, out of any twelve (12) consecutive months and that in the opinion of the Company, acting on the basis of advice from a duly qualified medical practitioner, is likely to continue to a similar degree.
1.2.17 “Effective Date” has the meaning set forth in Section 3.24.
1.2.18 “Employee” means a regular employee of the Company, but does not include a non-employee Director.
1.2.19 “Employment” means a Grantee’s performance of services for the Company, as determined by the Committee. The terms “employ” and “employed” shall have their correlative meanings. Unless otherwise addressed in a Grantee’s employment or similar agreement with the Company, and subject to the requirements of applicable law, the Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Company results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated shall include both voluntary and involuntary terminations, and the involuntary termination of a Grantee’s Employment shall occur on the date that the Grantee ceases performing services for the Company on a permanent basis, whether such termination is lawful or otherwise, without regard to any required period of notice, pay in lieu of notice, severance pay or similar compensation or benefits (and without regard for any claim for damages in respect thereof), except as expressly required by applicable employment or labour standards legislation. Notwithstanding the foregoing, with respect to any Award subject to Section 409A (and not exempt therefrom), a Grantee’s termination of Employment means a Grantee’s “separation from service” (as such term is defined and used in Section 409A).
1.2.20 “Employment Inducement Award Plan” has the meaning set forth in Section 1.1.
1.2.21 “Exchange” means the Toronto Stock Exchange, the NASDAQ Global Market or any other stock exchange on which the Common Shares are listed and posted for trading or quoted.
1.2.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.23 “Fair Market Value” means, with respect to a particular date, (a) if the Common Shares are traded on one or more Exchanges, the closing price of a Common Share as reported by any one such Exchange (as selected by the Committee in good faith, taking into account applicable legal and tax requirements) on the immediately preceding trading day, and (b) if the Common Shares are not traded on an Exchange, the value of a Common Share as determined by the Committee in good faith, taking into account applicable legal and tax requirements and any valuation performed by a third party valuation expert, in accordance with Section 409A of Code or in the case of Incentive Stock Options Section 422 of the Code, as applicable.
1.2.24 “Grantee” means an Employee, Director or Consultant who receives an Award.
1.2.25 “Incentive Stock Option” means a Stock Option to purchase Common Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.
1.2.26 “Incumbent Directors” has the meaning provided in the definition of Change of Control.
1.2.27 “Just Cause” means: (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Just Cause” or “Cause”, “Just Cause” or “Cause” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following: (i) any act or omission by such Grantee that constitutes “just cause” or “cause” under applicable law (including applicable common law); (ii) such Grantee’s repeated failure or refusal to perform his or her principal duties and responsibilities after notice from his or her manager or other officer of the Company; (iii) misappropriation of the funds or property of the Company; (iv) use of alcohol or drugs in violation of the Company’s policies on such use or interfering with his or her obligations to the Company, continuing after a single warning (subject to the Company’s obligations under applicable law); (v) the indictment, arrest or conviction in a court of law for, or the entering of a plea of guilty to, a summary or indictable offense or any crime involving moral turpitude, fraud, dishonesty or theft (subject to the Company’s obligations under applicable law); (vi) the misuse of Company computers or computer network systems for non-Company business; (vii) engaging in any act (including without restriction, an act of sexual or other harassment as determined by the Company) which is a violation of any law, regulation or Company policy; or (viii) any willful or intentional act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company.
1.2.28 “Option Plans” has the meaning set forth in Section 1.1.
1.2.29 “Other Stock-Based or Cash-Based Awards” has the meaning set forth in Section 2.8.
1.2.30 “Plan” has the meaning set forth in Section 1.1.
1.2.31 “Plan Action” has the meaning set forth in Section 3.3.1.
1.2.32 “Restricted Shares” has the meaning set forth in Section 2.5.1.
1.2.33 “Restricted Share Units” has the meaning set forth in Section 2.6.

1.2.34 “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
1.2.35 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.36 “Share Appreciation Rights” has the meaning set forth in Section 2.4.1.
1.2.37 “Share Limit” has the meaning set forth in Section 1.6.1.
1.2.38 “Stock Options” has the meaning set forth in Section 2.3.1.
1.2.39 “Subsidiary” means any corporation, partnership, limited liability company or other legal entity in which Cronos, directly or indirectly, owns shares or other equity interests possessing more than 50% of the total combined voting power of all classes of the then-outstanding shares or other equity interests.
1.2.40 “Ten Percent Shareholder” means a person owning shares possessing more than 10% of the total combined voting power of all classes of shares of Cronos and of any Subsidiary or parent corporation of Cronos.
1.2.41 “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
1.3 Administration
1.3.1 The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) shall administer the Plan, unless a different committee is appointed by the Board. In particular, the Committee shall have the authority, in its sole discretion, to:
(a) exercise all of the powers granted to it under the Plan;
(b) construe, interpret and implement the Plan and all Award Agreements;
(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d) make all determinations necessary or advisable in administering the Plan;
(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;
(f) amend the Plan to reflect changes in applicable law;
(g) grant, or recommend to the Board for approval to grant, Awards and determine who shall receive Awards, when such Awards shall be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards and conditioning the vesting of, or the lapsing of any applicable vesting restrictions or other vesting conditions on, Awards upon the attainment of performance goals and/or upon continued service;
(h) amend any outstanding Award Agreement in any respect, including, without limitation, to
(1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Common Shares acquired pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award);

(2) accelerate the time or times at which Common Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Common Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award);
(3) waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions, subject to Section 3.1; or
(4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and
(i) determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14 and except as expressly provided in the applicable Award Agreement,
(1) Awards may be:
(A) settled in cash, Common Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement shall have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement);
(B) exercised; or
(C) canceled, forfeited or suspended;
(2) delivery of Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee; and
(3) the exercise price for any Stock Option (other than an Incentive Stock Option, unless the Committee determines that such a Stock Option shall no longer constitute an Incentive Stock Option) or Share Appreciation Right may be reset.
1.3.2 Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be as fully effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive. To the extent permitted by applicable law, the Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
1.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
1.3.4 No member of the Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), shall have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person shall be indemnified and held harmless by the Company against and from:

(a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and
         (b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.
The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Cronos’ articles of incorporation or bylaws, as amended from time to time, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
1.4 Persons Eligible for Awards
Awards under the Plan may be made to Employees, Directors and Consultants.
1.5 Types of Awards Under the Plan
Awards may be made under the Plan in the form of cash-based or share-based Awards. Share-based Awards may be in the form of any of the following, in each case in respect of Common Shares:
(a) Stock Options;
(b) Share Appreciation Rights;
(c) Restricted Shares;
(d) Restricted Share Units;
(e) Dividend Equivalent Rights; and
(f) Other share-based or cash-based Awards (as further described in Section 2.8) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.
1.6 Common Shares Available for Awards
1.6.1 Common Shares Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Common Shares that may be granted under the Plan shall be (a) 19,999,273 plus (b) the number of Common Shares (not exceeding 14,149,502) underlying any award outstanding under the Option Plans as of the Effective Date which, on or after the Effective Date, expires or is forfeited, terminated or canceled for any reason without having been exercised or settled in full plus (c) the number of Common Shares (not exceeding 732,972) underlying any award outstanding under the Employment Inducement Award Plan as of the Effective Date which, on or after the Effective Date, expires or is forfeited, terminated or canceled for any reason without having been exercised or settled in full (the sum of (a), (b) and (c), the “Share Limit”). For the avoidance of doubt, the Share Limit shall not exceed 34,881,747. Common Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) shall not count against the number of Common Shares that may be granted under the Plan. Available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.
1.6.2 Replacement of Shares. Common Shares subject to an Award that is forfeited (including any Restricted Shares repurchased by the Company at the same price paid by the Grantee so that such Common Shares are returned to the Company) or expires, to the extent of such forfeiture or expiration, shall be available for future grants of Awards under the Plan and shall be added back in the same number of Common Shares as were deducted in respect of the grant of such Award. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Common Shares available for issuance under the Plan. Common Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of a Stock Option or to satisfy any tax withholding obligation with respect to an Award shall also be available for Awards. With respect to Awards of share-settled Share Appreciation Rights, the Share Limit shall be reduced by the full number of Common Shares underlying the exercised portion of such Award (rather than only the Common Shares actually delivered upon exercise).
1.6.3 Adjustments. The Committee shall:
         (a) adjust the number of Common Shares authorized pursuant to Section 1.6.1;
         (b) adjust the number of Common Shares set forth in Section 2.3.2 that can be issued through Incentive Stock Options; and
(c) adjust the terms of any outstanding Awards (including, without limitation, the number of Common Shares covered by each outstanding Award, the type of property or securities to which the Award relates and the exercise or strike price of any Award);
in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Common Shares (or issuance of shares of stock other than Common Shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split-up, combination, reclassification or exchange of Common Shares, merger, consolidation, arrangement, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Common Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment may be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A.
1.6.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of Common Shares available pursuant to Section 1.6.1, authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or shares, reorganization or similar transaction upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.
1.7 Minimum Vesting
Notwithstanding any other provision of the Plan to the contrary, all Awards, and all portions of Awards, shall be subject to a minimum vesting schedule of at least twelve (12) months following the date of grant of the Award; provided, however, that the foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death or Disability of the Grantee, as determined by the Committee in its discretion, and shall not apply to Awards that are granted in lieu of earned cash compensation or earned Awards that are otherwise settled in cash. Notwithstanding the foregoing, Awards with respect to 5% of the maximum aggregate number of Common Shares that may be granted under the Plan pursuant to Section 1.6.1 may be granted under the Plan to any one or more Grantees without respect to such minimum vesting provisions.
1.8 Limits on Compensation to Non-Employee Directors
No non-employee Director of Cronos may be granted (in any calendar year) compensation, solely with respect to his or her service as a member of the Board, with a value in excess of $500,000, with the value of any equity based awards based on the accounting grant date value of such award; provided, however, that the foregoing limitation shall be

$1,000,000 for the calendar year in which a non-employee Director is newly appointed as a member of the Board or is designated the Chairman or Lead Director of the Board.

ARTICLE II
AWARDS UNDER THE PLAN
2.1 Agreements Evidencing Awards
Each Award granted under the Plan shall be evidenced by an Award Agreement that shall contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein or in the Award Agreement, the Committee may grant Awards in tandem with or, subject to Section 3.14, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2 No Rights as a Shareholder
No Grantee (or other person having rights pursuant to an Award) shall have any of the rights of a shareholder of Cronos with respect to Common Shares subject to an Award until the delivery of such Common Shares. Except as otherwise provided in Section 1.6.3, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Shares, other securities or other property) for which the record date is before the date the Certificates for the Common Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Common Shares.
2.3 Stock Options
2.3.1 Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine (“Stock Options”).
2.3.2 Incentive Stock Options. At the time of grant, the Committee shall determine:
(a) whether all or any part of a Stock Option granted to an eligible Employee shall be an Incentive Stock Option and
(b) the number of Common Shares subject to such Incentive Stock Option; provided, however, that
(1) the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of Cronos and of any Subsidiary or parent corporation of Cronos) may not exceed $100,000; and
(2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.
The form of any Stock Option which is entirely or in part an Incentive Stock Option shall clearly indicate that such Stock Option is an Incentive Stock Option or, if applicable, the number of Common Shares subject to the Incentive Stock Option. No more than 5,000,000 Common Shares (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan may be issued through Incentive Stock Options.
2.3.3 Exercise Price. The exercise price per share with respect to each Stock Option shall be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value). Unless otherwise noted

in the Award Agreement, the Fair Market Value shall be determined with respect to the date of grant of the Award of Stock Options.
2.3.4 Term of Stock Option. In no event shall any Stock Option be exercisable after the expiration of ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years) from the date on which the Stock Option is granted.
2.3.5 Vesting and Exercise of Stock Option and Payment for Common Shares. A Stock Option may vest and be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time the Stock Option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Common Shares not acquired pursuant to the exercise of a Stock Option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the Stock Option.
To exercise a Stock Option, the Grantee must give written notice to the Company specifying the number of Common Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or in another form as determined by the Committee, which may, subject to the terms of the applicable Award Agreement, include:
(a) bank transfer;
(b) Common Shares, based on the Fair Market Value as of the exercise date;
(c) any other form of consideration approved by the Company and permitted by applicable law; and
(d) any combination of the foregoing.
The Committee may also make arrangements for the cashless exercise of a Stock Option. Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. If a Grantee so requests, Common Shares acquired pursuant to the exercise of a Stock Option may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.3.6 No Repricing or Reloads. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of Stock Options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), shall require the approval of Cronos’ shareholders. The Company shall not grant any Stock Options with automatic reload features.
2.4 Share Appreciation Rights
2.4.1 Grant. Share appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine (“Share Appreciation Rights”).
2.4.2 Exercise Price. The exercise price per share with respect to each Share Appreciation Right shall be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value. Unless otherwise noted in the Award Agreement, the Fair Market Value shall be determined with respect to the date of grant of the Award of Share Appreciation Rights.
2.4.3 Term of Share Appreciation Right. In no event shall any Share Appreciation Right be exercisable after the expiration of ten (10) years from the date on which the Share Appreciation Right is granted.
2.4.4 Vesting and Exercise of Share Appreciation Right and Delivery of Common Shares. Each Share Appreciation Right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the Share Appreciation Right is granted. Subject to any limitations in the applicable Award Agreement, any Share

Appreciation Right not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the Share Appreciation Right.
To exercise a Share Appreciation Right, the Grantee must give written notice to the Company specifying the number of Share Appreciation Rights to be exercised. Upon exercise of Share Appreciation Rights, Common Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:
(a) the excess of:
(1)  the Fair Market Value of the Common Shares on the date of exercise over
(2)  the exercise price of such Share Appreciation Right
multiplied by
(b) the number of Share Appreciation Rights exercised, shall be delivered to the Grantee.
Any person exercising a Share Appreciation Right shall make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, Common Shares acquired pursuant to the exercise of a Share Appreciation Right may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.4.5 No Repricing or Reloads. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of Share Appreciation Rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), shall require the approval of Cronos’ shareholders. The Company shall not grant any Share Appreciation Rights with automatic reload features.
2.5 Restricted Shares
2.5.1 Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine (“Restricted Shares”). Upon the delivery of such Common Shares, the Grantee shall have the rights of a shareholder with respect to the Restricted Shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of Restricted Shares shall be issued a Certificate in respect of such Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such Restricted Shares. In the event that a Certificate is issued in respect of Restricted Shares, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but shall be held by the Company or its designated agent until the time the restrictions lapse.
2.5.2 Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of Restricted Shares shall, during the period of restriction, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. During the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any Restricted Share shall be retained by the Company and shall be paid to the relevant Grantee (without interest) when the Award of Restricted Shares vests and shall revert back to the Company if for any reason the Restricted Share upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions shall be treated in accordance with Section 1.6.3).
2.6 Restricted Share Units
The Committee may grant Awards of restricted share units (“Restricted Share Units”) in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a Restricted Share Unit shall have only the rights of a general unsecured creditor of the Company until delivery of Common Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each Restricted Share Unit not previously forfeited or terminated shall receive one share of Common Shares, cash or other securities or property equal in value to a share of Common Shares or a combination thereof, as specified by the Committee unless otherwise prescribed in the Award Agreement.
2.7 Dividend Equivalent Rights
The Committee may include in the Award Agreement with respect to any Award, other than an Award of Stock Options or Share Appreciation Rights, a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Common Shares covered by such Award if such Common Shares had been delivered pursuant to such Award (“Dividend Equivalent Right”). The grantee of a Dividend Equivalent Right shall have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine, and specify in the Award Agreement, whether such payments shall be made in cash, in Common Shares or in another form, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate, including whether the amounts subject to a Dividend Equivalent Right may be notionally reinvested in the form of Award to which the Award Agreement relates; provided that in no event may such payments be made unless and until the Award to which they relate vests.
2.8 Performance-Based and Other Share-Based or Cash-Based Awards
The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted Common Shares, performance share awards and performance units settled in cash) (“Other Share-Based or Cash-Based Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of performance goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Common Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.9 Repayment If Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee shall be obligated to pay the Company immediately upon demand therefor, (a) with respect to a Stock Option and a Share Appreciation Right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Common Shares that were delivered in respect of such exercised Stock Option or Share Appreciation Right, as applicable, over the exercise price paid therefor, (b) with respect to Restricted Shares, an amount equal to the Fair Market Value (determined at the time such Common Shares became vested) of such Restricted Shares and (c) with respect to Restricted Share Units, an amount equal to the Fair Market Value (determined at the time of delivery) of the Common Shares delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, after reducing for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
ARTICLE III
MISCELLANEOUS
3.1 Amendment of the Plan
3.1.1 Unless otherwise provided in the Plan or in an Award Agreement, the Board may, at any time and from time to time, suspend, discontinue, revise or amend the Plan in any respect whatsoever, but, subject to Sections 1.3 and 1.6.3, no such amendment may materially adversely impair the rights of a Grantee with respect to any outstanding Award without the Grantee’s consent. Subject to Sections 1.3 and 1.6.3, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.
3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require shareholder approval under Section 422 of the Code shall be effective without the approval of Cronos’ shareholders.
3.2 Tax Withholding
Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Common Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax or other statutory withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax):
(a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee, whether or not pursuant to the Plan (including, subject to the applicable Award Agreement, Common Shares otherwise deliverable);
(b) the Committee shall be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise); or
(c) the Company may enter into any other suitable arrangements;
in each case in the Company’s discretion, to withhold (i) the minimum amounts of such taxes required by law to be withheld based on the individual tax rates applicable to Grantee or (ii) if provided in an Award Agreement, the minimum or maximum individual tax rate applicable to the Grantee.
3.3 Required Consents and Legends
3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Common Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then, subject to Section 3.14, such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Common Shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes:
(a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States;
(b) any and all written agreements and representations by the Grantee with respect to the disposition of Common Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made;
(c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency;
(d) any and all consents by the Grantee to:
(i) the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan;

(ii) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award; and
(iii) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on Common Shares delivered under the Plan; and
(e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the Common Shares on any securities exchange.
3.4 Right of Offset
The Company shall have the right to offset against its obligation to deliver Common Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, (i) if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee shall have no right to offset against its obligation to deliver Common Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award; and (ii) no such offset shall be applied to Common Shares issuable on the exercise of Stock Options.
3.5 Nonassignability; No Hedging
Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than (a) by will, (b) by the laws of descent and distribution or (c) to any trust established for the benefit of the applicable Grantee or any parent, grandparent, sibling or child (including any adopted sibling or child) of the Grantee, and all such Awards (and any rights thereunder) shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative or the trustee, as applicable. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 3.5 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements shall be binding upon any permitted successors and assigns.
3.6 Change of Control
3.6.1 Unless otherwise provided in the applicable Award Agreement or employment agreement, if a Grantee’s Employment is terminated by the Company or any successor entity thereto without Just Cause on or within one (1) year after a Change of Control, (i) each Award granted to such Grantee prior to such Change of Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any Common Shares deliverable pursuant to Restricted Share Units shall be delivered promptly (but no later than fifteen (15) days) following such Grantee’s termination of Employment. Notwithstanding the foregoing, if, in connection with a Change of Control, any outstanding Awards are not assumed by, or replaced with comparable awards or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such Change of Control each Award granted to such Grantee prior to such Change of Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable. As of the Change of Control date, any outstanding performance-based Awards shall be deemed earned at the actual performance level as of the date of the Change of Control (or target performance if the Committee determines that the actual performance level is unable to be determined) with respect to all open performance periods and shall cease to be subject to any further performance conditions but shall continue to be subject to time-based vesting following the Change of Control in accordance with the original performance period.

3.6.2 Notwithstanding the foregoing, in the event of a Change of Control, a Grantee’s Award may be treated, to the extent determined by the Committee to be permitted under Section 409A and subject to the Award Agreement applicable to the Award, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of Stock Options and Share Appreciation Rights, the value of such awards, if any, shall be equal to their in-the-money spread value (if any) of such awards, as determined in the sole discretion of the Committee; (ii) provide for the assumption of or the issuance of substitute awards that shall substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least twenty (20) days prior to the Change of Control, any Stock Options or Share Appreciation Rights that would not otherwise become exercisable prior to the Change of Control shall be exercisable as to all Common Shares subject thereto (but any such exercise shall be contingent upon and subject to the occurrence of the Change of Control, and if the Change of Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise shall be null and void) and that any Stock Options or Share Appreciation Rights not exercised prior to the consummation of the Change of Control shall terminate and be of no further force and effect as of the consummation of the Change of Control. In the event that the consideration paid in the Change of Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee shall determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change of Control where all Stock Options and Share Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Stock Option or share appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change of Control.
3.7 No Continued Employment or Engagement; Right of Discharge Reserved
Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) shall confer upon any Grantee any right to continued Employment, or other engagement, with the Company, nor shall it interfere in any way with the right of the Company to terminate, or alter the terms and conditions of, such Employment or other engagement at any time.
3.8 Nature of Payments
3.8.1 Any and all grants of Awards and deliveries of Common Shares, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Common Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2 All such grants and deliveries of Common Shares, cash, securities or other property under the Plan shall constitute a special discretionary incentive payment to the Grantee, shall not entitle the Grantee to the grant of any future Awards and shall not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.
3.9 Non-Uniform Determinations
3.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform, and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (a) establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both, and grant Awards (or amend existing Awards) in accordance with those rules, and (b) cause the Company to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary shall reimburse the Company for the cost of such equity incentives.
3.10 Other Payments or Awards
Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11 Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.12 Termination of the Plan
The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date, and provided further, that all Awards made under the Plan before its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13 Clawback/Recapture Policy
Awards under the Plan shall be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.
3.14 Section 409A
3.14.1 Notwithstanding anything to the contrary contained herein, all Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.
3.14.2 Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:
(a) any payment due upon a Grantee’s termination of Employment shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;
(b) any payment due upon a Change of Control of Cronos shall be paid only if such Change of Control constitutes a “change in ownership” or “change in the effective control” within the meaning of Section 409A, and in the event that such Change of Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award shall be vested and non-forfeitable upon the Change of Control and any payment shall be made at the earliest time permitted under Section 409A;
(c) if the Grantee is a “specified employee” (within the meaning of Section 409A and as determined by the Company), any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) shall be delayed until six (6) months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
(d) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of Common Shares in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Common Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(e) with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, shall be forfeited and terminate notwithstanding any prior earning or vesting;
(f) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;
(g) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award;
(h) in the event any payments under the Award cannot be made at the time specified under the Award without triggering an excise tax under Section 409A, such payments shall be vested and non-forfeitable upon such event and shall be made at the earliest time permitted under Section 409A; and
(i) for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
3.15 Governing Law
THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS.
3.16 Disputes; Choice of Forum
3.16.1 The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction the Delaware Court of Chancery, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the Grantee, any aspect of the Grantee’s Employment with the Company or the termination of that Employment. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.16.1 has a reasonable relation to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 3.16.1.
3.16.2 The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.16.1, (iii)

undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.16 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Grantee.
3.16.3 Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the Corporate Secretary, of the Company as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who shall promptly advise such Grantee of any such service of process.
3.16.4 Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.18, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).
3.17 Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.18 Waiver of Claims
Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
3.19 Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that if any such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.
3.20 No Liability With Respect to Tax Qualification or Adverse Tax Treatment
Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States, Canadian or other tax treatment or (b) avoid adverse tax treatment under United States, Canadian or other law, including, without limitation, Section 409A.
3.21 No Third-Party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.22 Successors and Assigns of the Company
The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 3.6.
3.23 Date of Adoption and Approval of Shareholders
The Plan was adopted by the Board on March 29, 2020 and was approved by Cronos’ shareholders on June 25, 2020 (the “Effective Date”).